GREENPOWER MOTOR COMPANY INC.
(the "Company")

2016 FIXED STOCK OPTION PLAN
(as amended February 22, 2017 and April 5, 2018)

1. PURPOSE

The purpose of this Plan is to advance the interests of the Company by encouraging equity participation in the Company through the acquisition of Common Shares of the Company. It is the intention of the Company that, if and so long as the Company's shares are listed on the TSXV (as defined herein), at the discretion of the Board (as defined herein), this Plan will at all times be in compliance with the TSXV Policies (as defined herein) and unless the Board determines otherwise, any inconsistencies between this Plan and the TSXV Policies, whether due to inadvertence or changes in TSXV Policies or otherwise, will be resolved in favour of the TSXV Policies.

2. INTERPRETATION

2.1 Definitions

For the purposes of this Plan, the following terms have the respective meanings set forth below:

(a) "Affiliate" has the same meaning ascribed to that term as set out in the TSXV Policies;

(b) "Associate" has the same meaning as ascribed to that term as set out in the TSXV Policies;

(c) "Board" means the board of directors of the Company or any committee thereof duly empowered or authorized to grant options under this Plan;

(d) "Change of Control" means the occurrence of any one of the following events:

(i) there is a report filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term "offeror" is defined in Section 1.1 of Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids) has acquired beneficial ownership of, or the power to exercise control or direction over, or securities convertible into, any shares of capital stock of any class of the Company carrying voting rights under all circumstances (the "Voting Shares"), that, together with the offeror's securities would constitute Voting Shares of the Company representing more than 50% of the total voting power attached to all Voting Shares of the Company then outstanding,

(ii) there is consummated any amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company: (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which any Voting Shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company in which the holders of the Voting Shares of the Company immediately prior to such amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction,

(iii) any person or group of persons shall succeed in having a sufficient number of its nominees elected as directors of the Company such that such nominees, when added to any existing directors of the Company, will constitute a majority of the directors of the Company, or

(iv) there is consummated a sale, transfer or disposition by the Company of all or substantially all of the assets of the Company,

provided that an event shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Company's organization or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such event;

(e) "Common Shares" means the common shares in the capital of the Company as constituted on the Grant Date, provided that, in the event of any adjustment pursuant to Section 4.9, "Common Shares" shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment;

(f) "Company" means GreenPower Motor Company Inc. and includes, unless the context otherwise requires, all of its subsidiaries or Affiliates and successors according to law;

(g) "Consultant" means, in relation to the Company, an individual or Consultant Company, other than an Employee or a Director of the Company, that:

(i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a Distribution,

(ii) provides the services under a written contract between the Company or the Affiliate and the individual or the Consultant Company,

(iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company, and

(iv) has a relationship with the Issuer or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company;

(h) "Consultant Company" means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner;

(i) "Director" has the same meaning ascribed to that term as set out in the TSXV Policies;

(j) "Disability" means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent the Optionee from permanently:

(i) being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries, or

(ii) acting as a director or officer of the Company or its subsidiaries,

and "Date of Disability" means the effective date of the Disability as determined by the Board in its sole and unfettered discretion;

(k) "Disinterested Shareholder Approval" means approval by a majority of the votes cast by all the Company's shareholders at a duly constituted shareholders' meeting, excluding votes attached to shares beneficially owned by Insiders, and their Associates, to whom Options may be granted under this Plan;

(l) "Distribution" has the same meaning ascribed to that term as set out in the TSXV Policies;

(m) "Eligible Person" means, from, time to time, any bona fide Director, Employee or Consultant of the Company or an Affiliate of the Company;

(n) "Employee" has the same meaning ascribed to that term as set out in the TSXV Policies;

(o) "Exercise Price" means the amount payable per Common Share on the exercise of an Option, as determined in accordance with the terms hereof;

(p) "Expiry Date" means 5:00 p.m. (Vancouver time) on the day on which an Option expires as specified in the Option Agreement therefor or in accordance with the terms of this Plan;

(q) "Grant Date" for an Option means the date of grant thereof by the Board, whether or not the grant is subject to any Regulatory Approval;

(r) "Insider" means:

(i) an insider as defined in the TSXV Policies or as defined in securities legislation applicable to the Company, and

(ii) an Associate of any person who is an Insider by virtue of Section 2.1(r)(i) above;

(s) "Investor Relations Activities" has the same meaning ascribed to that term as set out in the TSXV Policies;

(t) "Management Company Employee" has the same meaning ascribed to that term as set out in the TSXV Policies;

(u) "Notice of Exercise" means a written notice in substantially the form attached as Exhibit B1 to Schedule B hereto or as Exhibit C1 to Schedule C hereto, as applicable;

(v) "Option" means the right to purchase Common Shares granted hereunder to an Eligible Person;

(w) "Option Agreement" means the stock option agreement between the Company and an Eligible Person whereby the Company provides notice of grant of an Option to such Eligible Person substantially in the form of Schedule B hereto for Eligible Persons not engaged in Investor Relations Activities and substantially in the form of Schedule C hereto for Eligible Persons engaged in Investor Relations Activities;

(x) "Optioned Shares" means Common Shares that may be issued in the future to an Eligible Person upon the exercise of an Option;

(y) "Optionee" means the recipient of an Option hereunder, their heirs, executors and administrators;

(z) "Person" means a corporation or an individual;

(aa) "Plan" means this Stock Option Plan, the terms of which are set out herein or as may be amended and/or restated from time to time;

(bb) "Plan Shares" means the total number of Common Shares which may be reserved for issuance as Optioned Shares under the Plan as provided in Section 3.2;

(cc) "Regulatory Approval" means the approval of the TSXV and any other securities regulatory authority that may have lawful jurisdiction over the Plan and any Options issued hereunder, as may be required;

(dd) "Share Compensation Arrangement" means any Option under this Plan but also includes any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

(ee) "Tier 1 Issuer" has the same meaning ascribed to that term as set out in the TSXV Policies;

(ff) "Tier 2 Issuer" has the same meaning ascribed to that term as set out in the TSXV Policies;

(gg) "TSXV" means the TSX Venture Exchange and any successor thereto; and

(hh) "TSXV Policies" means the rules and policies of the TSXV, as amended from time to time.

2.2 Currency. Unless otherwise indicated, all dollar amounts referred to in this Plan are in Canadian funds.

2.3 Gender. As used in this Plan and any Schedules hereto, words importing the masculine gender shall include the feminine and neuter genders and words importing the singular shall include the plural and vice versa, unless the context otherwise requires.

2.4 Interpretation. This Plan will be governed by and construed in accordance with the laws of the Province of British Columbia without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

3. STOCK OPTION PLAN

3.1 Establishment of Plan. This Plan is hereby established to recognize contributions made by Eligible Persons and to create an incentive for their continuing assistance to the Company and its Affiliates.

3.2 Maximum Number of Plan Shares. Subject to adjustment as provided in this Plan, the aggregate number of Plan Shares reserved for issuance under the Plan, including any other Common Shares which may be issued pursuant to any other stock options granted by the Company outside of this Plan, shall not exceed 14,909,992. The number of Optioned Shares granted under the Plan cannot exceed the number of Plan Shares.

3.3 Eligibility. Options to purchase Common Shares may be granted hereunder to Eligible Persons from time to time by the Board. If and when the Company's shares are listed on the TSXV, Eligible Persons that are corporate entities will be required to agree in writing not to effect or permit any transfer of ownership or option of any of its shares, nor issue more of its shares to any other individual or entity as long as such Options remain outstanding, unless the written permission of the TSXV and the Company is obtained. The Company represents that Eligible Persons who are granted Options will be bona fide Directors, Employees or Consultants of the Company or a subsidiary of the Company at the time of grant of such Options.

3.4 Options Granted Under the Plan. All Options granted under the Plan will be evidenced by an Option Agreement in substantially the form attached hereto as Schedule B (or such other form determined by the Board) in the case of Optionees not engaged in Investor Relations Activities or Schedule C (or such other form determined by the Board) in the case of Optionees engaged in Investor Relations Activities, as applicable, showing the number of Optioned Shares, the term of the Option, a reference to vesting terms, if any, and the Exercise Price.

3.5 Terms Incorporated. Subject to specific variations approved by the Board, all terms and conditions set out herein, including Schedule A if applicable, will be deemed to be incorporated into and form part of an Option Agreement made hereunder. In the event of any discrepancy between this Plan and an Option Agreement, the provisions of this Plan shall govern.

3.6 Limitations on Option Grants. If the Common Shares are listed on the TSXV, the following restrictions on the granting of Options are applicable under the Plan:

(a) Individuals. The aggregate number of Optioned Shares that may be reserved for issuance pursuant to Options granted to any one individual must not exceed 5% of the issued Common Shares of the Company (determined as at the Grant Date) in a 12-month period, unless the Company has obtained Disinterested Shareholder Approval pursuant to Section 3.10(c).

(b) Optionees Performing Investor Relations Activities. The aggregate number of Options granted to Eligible Persons engaged to provide Investor Relations Activities in a 12-month period must not exceed 2% of the issued Common Shares of the Company (determined as at the Grant Date) without the prior consent of TSXV.

(c) Consultants. The aggregate number of Options granted to any one Consultant in a 12-month period must not exceed 2% of the issued Common Shares of the Company (determined as at the Grant Date) without the prior consent of TSXV.

3.7 Options Not Exercised. In the event an Option granted under the Plan expires unexercised, is terminated or is otherwise lawfully cancelled prior to exercise of the Option, the Optioned Shares that were issuable thereunder will be returned to the Plan and will be available again for an Option grant under this Plan.

3.8 Acceleration of Unvested Options. If there is a Change of Control, then all outstanding Options, whether fully vested and exercisable or remaining subject to vesting provisions or other limitations on exercise, shall be exercisable in full to enable the Optioned Shares subject to such Options to be issued and tendered to such bid.

3.9 Powers of the Board. The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. Without limiting the generality of the foregoing, the Board has the power to:

(a) allot Common Shares for issuance in connection with the exercise of Options;

(b) grant Options hereunder;

(c) subject to appropriate shareholder and Regulatory Approval, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of the Plan will, without the written consent of all Optionees, alter or impair any Option previously granted under the Plan unless as a result of a change in TSXV Policies or the Company's tier classification thereunder;

(d) delegate all or such portion of its powers hereunder as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do; and

(e) may in its sole discretion amend this Plan (except for previously granted and outstanding Options) to reduce the benefits that may be granted to Eligible Persons (before a particular Option is granted) subject to the other terms hereof.

3.10 Terms Requiring Disinterested Shareholder Approval. If the Common Shares are listed on the TSXV and if required by the TSXV Policies, the Company must obtain Disinterested Shareholder Approval of Options if the Options, together with any other Share Compensation Arrangement, could result at any time in:

(a) the number of shares reserved for issuance under stock options granted to Insiders exceeding 10% of the issued Common Shares of the Company;

(b) the grant to Insiders, within a 12-month period, of stock options exceeding 10% of the issued Common Shares of the Company; or

(c) the issuance to any one Optionee, within a 12-month period, of a number of shares exceeding 5% of the issued Common Shares of the Company.

3.11 Effective Date of Plan. This Plan is effective as of the date first written above, subject to applicable Regulatory Approval and approval of the shareholders of the Company if required by the TSXV Policies.

4. TERMS AND CONDITIONS OF OPTIONS

4.1 Exercise Price. The Board shall establish the Exercise Price at the time each Option is granted, subject to the following conditions:

(a) if the Common Shares are listed on the TSXV, then the Exercise Price for the Options granted will not be less than the minimum prevailing price permitted by the TSXV Policies;

(b) if the Common Shares are not listed, posted and trading on any stock exchange or quoted on any quotation system, then the Exercise Price for the Options granted will be determined by the Board at the time of granting;

(c) if an option is granted within 90 days of a distribution by a prospectus by the Company, the exercise price will not be less than the price that is the greater of the minimum prevailing price permitted by TSXV policies and the per Share price paid by public investors for Shares acquired under the distribution by the prospectus, with the 90 day period beginning on the date a final receipt is issued for the prospectus; and

(d) in all other cases, the Exercise Price shall be determined in accordance with the rules and regulations of any applicable regulatory bodies.

The Exercise Price shall be subject to adjustment in accordance with the provisions of Section 4.9.

4.2 Term of Option. The Board shall establish the Expiry Date for each Option at the time such Option is granted, subject to the following conditions:

(a) the Option will expire upon the occurrence of any event set out in Section 4.8 and at the time period set out therein; and

(b) the Expiry Date cannot be longer than the maximum exercise period as determined by the TSXV Policies, which is currently 10 years.

4.3 Automatic Extension of Term of Option. The Expiry Date will be automatically extended if the Expiry Date falls within a blackout period during which the Company prohibits Optionees from exercising their Options, provided that:

(a) the blackout period has been formally imposed by the Company pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information (as defined in the policies of the TSXV). For greater certainty, in the absence of the Company formally imposing a blackout period, the expiry date of any options will not be automatically extended in any circumstances;

(b) the blackout period expires upon the general disclosure of the undisclosed Material Information and the expiry date of the affected options is extended to no later than ten (10) business days after the expiry of the blackout period; and

(c) the automatic extension will not be permitted where the Optionee or the Company is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Company's securities.

4.4 Hold Period.

(a) If required by applicable securities laws, any Optioned Shares will be subject to a hold period expiring on the date that is four months and a day after the Grant Date, and the certificates representing any Optioned Shares issued prior to the expiry of such hold period will bear a legend in substantially the following form:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT]

(b) If the Exercise Price of any Option granted hereunder is based on the Discounted Market Price (as defined in TSXV Policies) rather than the Market Price (as defined in TSXV Policies), all such Options and any Optioned Shares issuable upon exercise of such Options will be subject to a four month and one day hold period commencing on the Grant Date, and the certificates representing any Optioned Shares issued prior to the expiry of such hold period will bear a legend in substantially the following form:

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS 4 MONTHS AND ONE DAY AFTER THE DATE OF GRANT]."

4.5 Vesting of Options.

(a) No Option shall be exercisable until it has vested. The Board shall establish a vesting period or periods at the time each Option is granted to Eligible Persons, provided that Options granted to Eligible Persons performing Investor Relations Activities are required to vest in stages over at least 12 months with no more than one quarter of the Options vesting in any three month period.

(b) If no vesting schedule is specified at the time of grant and the Optionee is not performing Investor Relations Activities, the Option shall vest immediately.

4.6 Non Assignable. Subject to Section 4.8, all Options will be exercisable only by the Optionee to whom they are granted and will not be assignable or transferable.

4.7 Option Amendment.

(a) Exercise Price. The Board may amend the Exercise Price of any Options provided that, subject to Section 4.1, and if the Common Shares are traded on the TSXV, the Exercise Price of an Option may be amended only if at least six (6) months have elapsed since the later of:

(i) the Grant Date;

(ii) the date the Company's shares commenced trading on the TSXV;

(iii) the date of the last amendment of the Exercise Price; or

(iv) such other date as may be permitted by the TSXV.

(b) Disinterested Shareholder Approval. If the Common Shares are listed on the TSXV, any proposed reduction in the exercise price of Options for Optionees that are Insiders will be subject to TSXV Policies, including Disinterested Shareholder Approval.

(c) Term. The term of an Option cannot be extended so that the effective term of the Option exceeds ten (10) years in total, or such other period as prescribed by the TSXV Policies. If the Common Shares are traded on the TSXV and unless otherwise permitted by the TSXV, an option must be outstanding for at least one year before the Company can extend its term and the TSXV treats any extension of the length of the term of the Option as a grant of a new Option, which must comply with pricing and other requirements of this Plan.

(d) TSXV Approval. If the Common Shares of the Company are listed on the TSXV, any proposed amendment to the terms of an Option must be approved by the TSXV prior to the exercise of such Option as amended.

4.8 Termination of Option. Unless the Board determines otherwise, the Options will terminate in the following circumstances:

(a) Termination of Services For Cause. If the engagement of the Optionee as a Director, Employee or Consultant is terminated for cause (as determined by common law), any Option granted hereunder to such Optionee shall terminate and cease to be exercisable immediately upon the Optionee ceasing to be a Director, Employee or Consultant by reason of termination for cause.

(b) Termination of Services Without Cause or Upon by Resignation. If the engagement of the Optionee as a Director, Employee or Consultant of the Company is terminated for any reason other than cause (as determined by common law), disability or death, or if such Director, Employee, or Consultant resigns, as the case may be, the Optionee may exercise any Option granted hereunder to the extent that such Option was exercisable and had vested on the date of termination until the date that is the earlier of (i) the Expiry Date, and (ii) the date that is 90 days after the effective date of the Optionee ceasing to be a Director, Employee or Consultant for such reason or because of such resignation.

(c) Termination of Investor Relations Services. If the engagement of the Optionee as a Consultant performing Investor Relations services is terminated for any reason other than cause (as determined by common law), disability or death, the Optionee may exercise any Option granted hereunder to the extent that such Option was exercisable and had vested on the date of termination until the date that is the earlier of (i) the Expiry Date, and (ii) the date that is 30 days after the effective date of the Optionee ceasing to be a Director, Employee or Consultant for such reason.

(d) Death. If the Optionee dies, the Optionee's lawful personal representatives, heirs or executors may exercise any Option granted hereunder to the Optionee to the extent such Option was exercisable and had vested on the date of death until the earlier of (i) the Expiry Date, and (ii) one year after the date of death of such Optionee.

(e) Disability. If the Optionee ceases to be an Eligible Person due to his Disability, or, in the case of an Optionee that is a company, the Disability of the person who provides management or consulting services to the Company or to an Affiliate of the Company, the Optionee may exercise any Option granted hereunder to the extent that such Option was exercisable and had vested on the Date of Disability until the earlier of (i) the Expiry Date, and (ii) the date that is one year after the Date of Disability.

(f) Changes in Status of Eligible Person. If the Optionee ceases to be one type of Eligible Person but concurrently is or becomes one or more other type of Eligible Person, the Option will not terminate but will continue in full force and effect and the Optionee may exercise the Option until the earlier of (i) the Expiry Date, and (ii) the applicable date set forth in Sections 4.8(a) to 4.8(e) above where the Optionee ceases to be any type of Eligible Person. If the Optionee is an Employee, the Option will not be affected by any change of the Optionee's employment where the Optionee continues to be employed by the Company or an Affiliate of the Company.

4.9 Adjustment of the Number of Optioned Shares. The number of Common Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a) Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, in the events and in accordance with the provisions and rules set out in this Section 4.9, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved and maintained notwithstanding the occurrence of such events. Any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules will be conclusively determined by the Board, and any such determination will be binding on the Company, the Optionee and all other affected parties.

(b) If there is a change in the outstanding Common Shares by reason of any share consolidation or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the Common Shares, the Board shall make, as it shall deem advisable and subject to the requisite approval of the relevant regulatory authorities, appropriate substitution and/or adjustment in:

(i) the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to this Plan;

(ii) the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Options, and in the exercise price for such shares or other securities or property; and

(iii) the vesting of any Options, including the accelerated vesting thereof on conditions the Board deems advisable, and if the Company undertakes an arrangement or is amalgamated, merged or combined with another corporation, the Board shall make such provision for the protection of the rights of Optionees as it shall deem advisable.

(c) If the outstanding Common Shares are changed into or exchanged for a different number of shares or into or for other securities of the Company or securities of another company or entity, in a manner other than as specified in Section 4.9(b), then the Board, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Board in its sole and absolute discretion determines to be equitable to give effect to the principle described in Section 4.9(a), and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

(d) No adjustment provided in this Section 4.9 shall require the Company to issue a fractional share and the total adjustment with respect to each Option shall be limited accordingly.

(e) The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

5. COMMITMENT AND EXERCISE PROCEDURES

5.1 Option Agreement. Upon grant of an Option hereunder, an authorized director, officer or agent of the Company will deliver to the Optionee an Option Agreement detailing the terms of such Options and upon such delivery the Optionee will be subject to the Plan and have the right to purchase the Optioned Shares at the Exercise Price set out therein subject to the terms and conditions hereof.

5.2 Manner of Exercise. An Optionee who wishes to exercise his Option, in its entirety or any portion thereof, may do so by delivering:

(a) a Notice of Exercise to the Company specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b) cash, a certified cheque or a bank draft payable to the Company for the aggregate Exercise Price for the Optioned Shares being acquired.

5.3 Subsequent Exercises. If an Optionee exercises only a portion of the total number of his Options, then the Optionee may, from time to time, subsequently exercise all or part of the remaining Options until the Expiry Date.

5.4 Delivery of Certificate and Hold Periods. As soon as practicable after receipt of the Notice of Exercise described in Section 5.2 and payment in full for the Optioned Shares being received by the Company, the Company will or will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares. Such certificate issued will bear a legend stipulating any resale restrictions required under applicable securities laws and TSXV Policies.

5.5 Withholding. The Company may withhold from any amount payable to an Optionee, either under this Plan or otherwise, such amount as it reasonably believes is necessary to enable the Company to comply with the applicable requirements of any federal, provincial, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to options ("Withholding Obligations"). The Company may also satisfy any liability for any such Withholding Obligations, on such terms and conditions as the Company may determine in its discretion, by:

(a) requiring an Optionee, as a condition to the exercise of any Options, to make such arrangements as the Company may require so that the Company can satisfy such Withholding Obligations including, without limitation, requiring the Optionee to remit to the Company in advance, or reimburse the Company for, any such Withholding Obligations; or

(b) selling on the Optionee's behalf, or requiring the Optionee to sell, any Optioned Shares acquired by the Optionee under the Plan, or retaining any amount which would otherwise be payable to the Optionee in connection with any such sale.

6. AMENDMENTS

6.1 Amendment of the Plan. The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan with respect to all Common Shares in respect of Options which have not yet been granted hereunder. Any amendment to any provision of the Plan will be subject to shareholder approval, if applicable, and any necessary Regulatory Approvals. If this Plan is suspended or terminated, the provisions of this Plan and any administrative guidelines, rules and regulations relating to this Plan shall continue in effect for the duration of such time as any Option remains outstanding.

6.2 Amendment of Outstanding Options. The Board may amend any Option with the consent of the affected Optionee and the TSXV, if required, including any shareholder approval required by the TSXV.

6.3 Amendment Subject to Approval. If the amendment of an Option requires shareholder or Regulatory Approval, such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are given.

7. GENERAL

7.1 Exclusion from Severance Allowance, Retirement Allowance or Termination Settlement. If the Optionee retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Optioned Shares, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

7.2 Employment and Services. Nothing contained in the Plan will confer upon or imply in favour of any Optionee any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee's office, employment or service at any time pursuant to the arrangements pertaining to same. Participation in the Plan by an Optionee is voluntary.

7.3 No Rights as Shareholder. Nothing contained in this Plan nor in any Option granted thereunder shall be deemed to give any Optionee any interest or title in or to any Common Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in this Plan and pursuant to the exercise of any Option in accordance with the provisions of the Plan and the Option Agreement.

7.4 No Representation or Warranty. The Company makes no representation or warranty as to the future market value of Optioned Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Optioned Shares issuable thereunder or the tax consequences to a Optionee. Compliance with applicable securities laws as to the disclosure and resale obligations of each Optionee is the responsibility of such Optionee and not the Company.

7.5 Other Arrangements. Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

7.6 No Fettering of Discretion. The awarding of Options under this Plan is a matter to be determined solely in the discretion of the Board. This Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Company or any of its Affiliates other than as specifically provided for in this Plan.

SCHEDULE A

TO

GREENPOWER MOTOR COMPANY INC.

2016 FIXED STOCK OPTION PLAN

(for California residents only)

This Schedule A to the Greenpower Motor Company Inc. 2016 Fixed Stock Option Plan shall apply only to Optionees who are residents of the State of California and who are receiving an Option under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Schedule A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required in order for the Company to rely on Section 25102(o) of the California Corporations Code, the following terms shall apply to all Options granted to residents of the State of California, until such time as the Board amends this Schedule A or the Board otherwise provides.

A. The Board shall ensure that the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended.

B. The Options shall be granted only to bona fide Directors, Employees or Consultants of the Company, its parent, its majority-owned subsidiaries or majority-owned subsidiaries of the Company's parent;

C. The Options shall be granted to Consultants only if:

(a) they are natural persons;

(b) they provide bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company's parent; and

(c) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

D. No Option shall be granted if the aggregate sales price or amount of securities of the Company sold in reliance on Rule 701 of the Securities Act of 1933, as amended, during any consecutive 12-month period ending the proposed date of grant exceed the limit set forth under Rule 701(d) of the Securities Act of 1933, as amended.

E. The Company shall provide the Optionees the disclosure required to be provided under Rule 701(e) of the Securities Act of 1933, as amended, if any.

F. The Expiry Date shall not be longer than 10 years from the Grant Date and will not be extended pursuant to Section 4.3 of the Plan.

G. To the extent that Options are assignable or transferable pursuant to Section 4.8 of the Plan, such Options may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act of 1933, as amended.

H. Unless an Optionee's employment is terminated for cause, as defined by applicable laws, the terms of the Plan or Option Agreement or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the Optionee is entitled to exercise on the date employment terminates, shall continue until the earlier of the Expiry Date or:

(a) the later of (i) six months from the date of termination if termination was caused by death or Disability and (ii) the applicable date set forth in Section 4.8 of the Plan; and

(b) the later of (i) 30 days from the date of termination if termination was caused by other than death or Disability and (ii) the applicable date set forth in Section 4.8 of the Plan.

I. No Option shall be granted more than 10 years after the earlier of (a) the date of adoption of the Plan or (b) the date the Plan is approved by the Company's shareholders.

J. The Board shall make adjustments provided in Section 4.9 of the Plan to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company's equity securities without the receipt of consideration by the Company, of or on the Company's class or series of securities underlying the Options; provided, however, that the Board shall make such other adjustments to the extent required by Section 25102(o) of the California Corporations Code.

K. No Option shall be granted if the aggregate number of persons in the State of California that are granted options of the Company under all option plans and agreements and issued securities of the Company under all purchase and bonus plans and agreements exceed 35.

L. This Schedule A shall be deemed to be part of the Plan and the Board shall have the authority to amend this Schedule A in accordance with Section 6 of the Plan.

SCHEDULE B
STOCK OPTION AGREEMENT
(NON-INVESTOR RELATIONS)

THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of the ____ day of _____________, 20___.

BETWEEN:

GREENPOWER MOTOR COMPANY INC., a company having an address at #240 - 209 Carroll Street, Vancouver, BC V6B 2J2

(the "Company")

AND:

♦, of ♦

(the "Optionee")

WHEREAS:

A. The Company's board of directors (the "Board") has approved and adopted an incentive stock option plan (the "Plan") dated for reference ♦, 2016, as may be amended or restated from time to time, whereby the Board is authorized to grant Options (as defined herein) to Eligible Persons to acquire up to ♦ common shares in the capital stock of the Company;

B. The Optionee provides services to the Company as a ♦[director/officer/consultant] of ♦[the Company] OR [a subsidiary of the Company] (the "Services"); and

C. The Company wishes to grant the Options to the Optionee as an incentive for the continued provision of the Services;

THIS AGREEMENT WITNESSES that in consideration of other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the Company and the Optionee (together, the "Parties") as follows:

1. In this Agreement, the following terms shall have the following meanings:

(a) "Date of Grant" means the date of this Agreement;

(b) "Exercise Payment" means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(c) "Exercise Price" means ♦ per Optioned Share;

(d) "Expiry Date" means the date which is ♦ years after the Date of Grant;

(e) "Notice of Exercise" means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit B1 hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(f) "Options" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 3 of this Agreement;

(g) "Optioned Shares" means the Shares subject to the Options;

(h) "Personal Information" means any information about the Optionee contained in this Agreement or as required to be disclosed about the Optionee by the Company to the TSXV or any securities regulatory authority for any purpose, including those purposes set out in Exhibit B2 attached hereto.

(i) "Securities" means, collectively, the Options and the Optioned Shares;

(j) "Shareholders" means holders of record of the Shares; and

(k) "Shares" means the common shares in the capital of the Company.

2. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

3. The Company hereby grants to the Optionee, subject to the terms and conditions hereinafter set forth, Options to purchase a total of ♦ Optioned Shares at the Exercise Price.

4. Unless accelerated at the discretion of the Board within the rules and regulations of any applicable regulatory bodies, the Options shall vest as follows ♦[revise as applicable]:

(a) ♦[provide] on the Date of Grant;

(b) ♦[provide] on the first anniversary of the Date of Grant; and

(c) ♦[provide] on the second anniversary of the Date of Grant.

5. The Options shall, at 5:00 p.m. (Vancouver time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

6. Subject to the provisions hereof, the Options shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or his personal representative giving a Notice of Exercise together with the Exercise Payment by cash, certified cheque or bank draft, made payable to the Company.

7. Upon the exercise of all or any part of the Options and upon receipt by the Company of the Exercise Payment, the Company shall cause to be delivered to the Optionee or his personal representative, within ten (10) days following receipt by the Company of the Notice of Exercise, a certificate in the name of the Optionee or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise.

8. Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

9. The Company agrees that prior to the earlier of the expiration of the Options and the exercise and purchase of the total number of Optioned Shares represented by the Options, there shall be reserved for issuance and delivery upon exercise of the Options such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement.

10. The Optionee acknowledges, represents and warrants to the Company that:

(a) the Company has advised the Optionee that the Company is relying on an exemption from the requirements to provide the Optionee with a prospectus under applicable securities legislation and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities legislation, including, in most circumstances, statutory rights of rescission or damages, will not be available to the Optionee; and

(b) the Optionee is not a U.S. person as such term is defined in Regulation S promulgated under the United States Securities Act of 1933.

11. The Optionee hereby covenants and agrees with the Company that the Optionee will execute and deliver any documents and instruments and provide any information as may be reasonably requested by the Company, from time to time, to establish the availability of exemptions from prospectus requirements and to comply with any applicable securities legislation and TSXV Policies, including without limitation those provisions of any applicable securities legislation and TSXV Policies relating to escrow requirements.

12. The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

13. Unless the Company permits otherwise, the Optionee shall pay the Company in cash all local, provincial and federal withholding taxes applicable to the grant or exercise of the Options, or the transfer or other disposition of Shares acquired upon exercise of the Options. Any such payment must be made promptly when the amount of such obligation becomes determinable. In addition to any remedies available to the Company under the Plan to comply with Withholding Obligations, the Company may in its discretion sell on the Optionee's behalf, or require the Optionee to sell, any Shares acquired by the Optionee under the Plan, or retain any amount which would otherwise be payable to the Optionee in connection with any such sale.

14. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and his personal representative, if applicable.

15. Other than in the event of death of the Optionee in which case the Options may be transferred or assigned by will or by the law governing the devolution of property to the Optionee's executor, administrator or other person representative, this Agreement shall not be transferable or assignable by the Optionee or his personal representative and the Options may be exercised only by the Optionee or his personal representative provided that, subject to the prior approval of the Board and, if necessary, any applicable stock exchange, the Optionee may assign the Options to a company of which all of the voting securities are beneficially owned by the Optionee, which ownership will continue for as long as any portion of the Options remain unexercised.

16. The granting of the Options and the terms and conditions hereof shall be subject to Regulatory Approval as required.

17. The Optionee and the Company represent that the Optionee is a Director, Employee or Consultant of the Company or any Affiliate of the Company or of a company of which all of the voting securities are beneficially owned by one or more of the foregoing.

18. The Optionee represents that he has not been induced to enter into this Agreement by the expectation of employment or continued employment or retention or continued retention by the Company or any Affiliate of the Company.

19. The Options will terminate in accordance with the Plan.

20. The Optionee acknowledges and consents to the fact that the Company is collecting the Optionees' Personal Information for the purposes set out in Exhibit B2 which may be disclosed by the Company to:

(a) the TSXV or securities regulatory authorities;

(b) the Company's registrar and transfer agent;

(c) Canadian tax authorities; and

(d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

By executing this Agreement, the Optionee is deemed to be consenting to the foregoing collection, use and disclosure of the Optionee's Personal Information and to the retention of such Personal Information for as long as permitted or required by law or business practice. By executing this Agreement, the Optionee hereby consents to the foregoing collection, use and disclosure of the Optionee's Personal Information. The Optionee also consents to the filing of copies of any documents described herein as may be required to be filed with the TSXV or any securities regulatory authority in connection with the grant of the Options. An officer of the Company is available to answer questions about the collection of personal information by the Company.

21. Neither this Agreement nor the Plan confers on the Optionee the right to continue in the employment of or association with the Company or any Affiliate of the Company, nor do they interfere in any way with the right of the Optionee or the Company or any Affiliate of the Company to terminate the Optionee's employment at any time.

22. Reference is made to the Plan for particulars of the rights and obligations of the Optionee and the Company in respect of the terms and conditions on which the Options are granted, all to the same effect as if the provisions of the Plan were set out in this Agreement and to all of which the Optionee assents.

23. The Company will give a copy of the Plan to the Optionee on request.

24. Time is of the essence of this Agreement.

25. The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan.

26. If at any time during the term of this Agreement the Parties deem it necessary or expedient to make any alteration or addition to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to Regulatory Approval if required.

27. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context requires.

28. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if each of the Parties had executed one copy of this Agreement.

29. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

30. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Province of British Columbia without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, and shall bind and inure to the benefit of the Parties and their respective successors and assigns.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set forth above.

GREENPOWER MOTOR COMPANY INC.

Per:
Authorized Signatory

♦[If the optionee is an individual use this signature block]

WITNESSED BY:	)
)
)
Name	)
)
Address	)
	)	♦
)
)
Occupation	)

♦[or if a company is the optionee, the following:]

♦

Per:
Authorized Signatory

EXHIBIT B1

TO: GreenPower Motor Company Inc. (the "Company")

 #240 - 209 Carroll Street

 Vancouver, BC V6B 2J2

NOTICE OF EXERCISE

This Notice of Exercise shall constitute proper notice pursuant to Section 6 of that certain Stock Option Agreement (the "Agreement") dated as of the ____ day of ____________, 20___, between the Company and the undersigned.

The undersigned hereby elects to exercise Optionee's option to purchase __________________ common shares of the Company at a price of $_______ per share, for aggregate consideration of $__________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 6 of the Agreement, accompanies this notice. The undersigned reconfirms the representations and warranties set out in the Agreement as of the date hereof.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at _____________________________, the _______ day of _____________________, _______.

Name of Optionee (Please type or print)

Signature of Optionee or Authorized Signatory

Name and Office of Authorized Signatory

Address of Optionee

Address of Optionee

Facsimile Number

EXHIBIT B2

ACKNOWLEDGEMENT - PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as "the Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

  to conduct background checks,
  to verify the Personal Information that has been provided about each individual, to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant, to consider the eligibility of the Issuer or Applicant to list on the Exchange, to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, to conduct enforcement proceedings, and
  to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a) to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b) on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

SCHEDULE C
STOCK OPTION AGREEMENT
(INVESTOR RELATIONS)

THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of the ____ day of _____________, 20___.

BETWEEN:

GREENPOWER MOTOR COMPANY INC., a company having an address at #240 - 209 Carroll Street, Vancouver, BC V6B 2J2

(the "Company")

AND:

♦, of ♦

(the "Optionee")

WHEREAS:

A. The Company's board of directors (the "Board") has approved and adopted an incentive stock option plan (the "Plan") dated for reference February ♦, 2016, as may be amended or restated from time to time, whereby the Board is authorized to grant Options (as defined herein) to Eligible Persons to acquire up to ♦ common shares in the capital stock of the Company;

B. The Optionee provides investor relations services to the Company as a consultant (the "Services"); and

C. The Company wishes to grant the Options to the Optionee as an incentive for the continued provision of the Services;

THIS AGREEMENT WITNESSES that in consideration of other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the Company and the Optionee (together, the "Parties") as follows:

1. In this Agreement, the following terms shall have the following meanings:

(a) "Date of Grant" means the date of this Agreement;

(b) "Exercise Payment" means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(c) "Exercise Price" means ♦ per Optioned Share;

(d) "Expiry Date" means the date which is ♦ years after the Date of Grant;

(e) "Notice of Exercise" means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit C1 hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(f) "Options" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 3 of this Agreement;

(g) "Optioned Shares" means the Shares subject to the Options;

(h) "Personal Information" means any information about the Optionee contained in this Agreement or as required to be disclosed about the Optionee by the Company to the TSXV or any securities regulatory authority for any purpose, including those purposes set out in Exhibit C2 attached hereto.

(i) "Securities" means, collectively, the Options and the Optioned Shares;

(j) "Shareholders" means holders of record of the Shares; and

(k) "Shares" means the common shares in the capital of the Company.

2. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

3. The Company hereby grants to the Optionee, subject to the terms and conditions hereinafter set forth, Options to purchase a total of ♦ Optioned Shares at the Exercise Price.

4. The Options shall vest as follows ♦[TSXV rules require the options to vest in stages over at least 12 months with no more than one quarter of the options vesting in any 3 month period]:

(a) ♦[provide] on the date that is 3 months after the Date of Grant;

(b) ♦[provide] on the date that is 6 months after the Date of Grant;

(c) ♦[provide] on the date that is 9 months after the Date of Grant; and

(d) ♦[provide] on the date that is 12 months after the Date of Grant.

5. The Options shall, at 5:00 p.m. (Vancouver time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

6. Subject to the provisions hereof, the Options shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or his personal representative giving a Notice of Exercise together with the Exercise Payment by cash or by certified cheque, made payable to the Company.

7. Upon the exercise of all or any part of the Options and upon receipt by the Company of the Exercise Payment, the Company shall cause to be delivered to the Optionee or his personal representative, within ten (10) days following receipt by the Company of the Notice of Exercise, a certificate in the name of the Optionee or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise.

8. Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

9. The Company agrees that prior to the earlier of the expiration of the Options and the exercise and purchase of the total number of Optioned Shares represented by the Options, there shall be reserved for issuance and delivery upon exercise of the Options such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement.

10. The Optionee acknowledges, represents and warrants to the Company that:

(a) the Company has advised the Optionee that the Company is relying on an exemption from the requirements to provide the Optionee with a prospectus under applicable securities legislation and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities legislation, including, in most circumstances, statutory rights of rescission or damages, will not be available to the Optionee; and

(b) the Optionee is not a U.S. person as such term is defined in Regulation S promulgated under the United States Securities Act of 1933.

11. The Optionee hereby covenants and agrees with the Company that the Optionee will execute and deliver any documents and instruments and provide any information as may be reasonably requested by the Company, from time to time, to establish the availability of exemptions from prospectus requirements and to comply with any applicable securities legislation and TSXV Policies, including without limitation those provisions of any applicable securities legislation and TSXV Policies relating to escrow requirements.

12. The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

13. Unless the Company permits otherwise, the Optionee shall pay the Company in cash all local, provincial and federal withholding taxes applicable to the grant or exercise of the Options, or the transfer or other disposition of Shares acquired upon exercise of the Options. Any such payment must be made promptly when the amount of such obligation becomes determinable. In addition to any remedies available to the Company under the Plan to comply with Withholding Obligations, the Company may in its discretion sell on the Optionee's behalf, or require the Optionee to sell, any Shares acquired by the Optionee under the Plan, or retain any amount which would otherwise be payable to the Optionee in connection with any such sale.

14. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and his personal representative, if applicable.

15. Other than in the event of death of the Optionee in which case the Options may be transferred or assigned by will or by the law governing the devolution of property to the Optionee's executor, administrator or other person representative, this Agreement shall not be transferable or assignable by the Optionee or his personal representative and the Options may be exercised only by the Optionee or his personal representative provided that, subject to the prior approval of the Board and, if necessary, any applicable stock exchange, the Optionee may assign the Options to a company of which all of the voting securities are beneficially owned by the Optionee, which ownership will continue for as long as any portion of the Options remain unexercised.

16. The granting of the Options and the terms and conditions hereof shall be subject to Regulatory Approval as required.

17. The Optionee and the Company represent that the Optionee is a Director, Employee or Consultant of the Company or any Affiliate of the Company or of a company of which all of the voting securities are beneficially owned by one or more of the foregoing.

18. The Optionee represents that he has not been induced to enter into this Agreement by the expectation of employment or continued employment or retention or continued retention by the Company or any Affiliate of the Company.

19. The Options will terminate in accordance with the Plan.

20. The Optionee acknowledges and consents to the fact that the Company is collecting the Optionees' Personal Information for the purposes set out in Exhibit C2 which may be disclosed by the Company to:

(a) the TSXV or securities regulatory authorities;

(b) the Company's registrar and transfer agent;

(c) Canadian tax authorities; and

(d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

By executing this Agreement, the Optionee is deemed to be consenting to the foregoing collection, use and disclosure of the Optionee's Personal Information and to the retention of such Personal Information for as long as permitted or required by law or business practice. By executing this Agreement, the Optionee hereby consents to the foregoing collection, use and disclosure of the Optionee's Personal Information. The Optionee also consents to the filing of copies of any documents described herein as may be required to be filed with the TSXV or any securities regulatory authority in connection with the grant of the Options. An officer of the Company is available to answer questions about the collection of personal information by the Company.

21. Neither this Agreement nor the Plan confers on the Optionee the right to continue in the employment of or association with the Company or any Affiliate of the Company, nor do they interfere in any way with the right of the Optionee or the Company or any Affiliate of the Company to terminate the Optionee's employment at any time.

22. Reference is made to the Plan for particulars of the rights and obligations of the Optionee and the Company in respect of the terms and conditions on which the Options are granted, all to the same effect as if the provisions of the Plan were set out in this Agreement and to all of which the Optionee assents.

23. The Company will give a copy of the Plan to the Optionee on request.

24. Time is of the essence of this Agreement.

25. The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan.

26. If at any time during the term of this Agreement the Parties deem it necessary or expedient to make any alteration or addition to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to Regulatory Approval if required.

27. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context requires.

28. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if each of the Parties had executed one copy of this Agreement.

29. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

30. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Province of British Columbia without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, and shall bind and inure to the benefit of the Parties and their respective successors and assigns.

31. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Province of British Columbia without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, and shall bind and inure to the benefit of the Parties and their respective successors and assigns.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set forth above.

GREENPOWER MOTOR COMPANY INC.

Per:
Authorized Signatory

♦[If the optionee is an individual use this signature block]

WITNESSED BY:	)
)
)
Name	)
)
Address	)
	)	♦
)
)
Occupation	)

♦[or if a company is the optionee, the following:]

♦

Per:
Authorized Signatory

EXHIBIT C1

TO: GreenPower Motor Company Inc. (the "Company")

 #240 - 209 Carroll Street

 Vancouver, BC V6B 2J2

NOTICE OF EXERCISE

This Notice of Exercise shall constitute proper notice pursuant to Section 6 of that certain Stock Option Agreement (the "Agreement") dated as of the ____ day of ____________, 20___, between the Company and the undersigned.

The undersigned hereby elects to exercise Optionee's option to purchase __________________ common shares of the Company at a price of $_______ per share, for aggregate consideration of $__________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 6 of the Agreement, accompanies this notice. The undersigned reconfirms the representations and warranties set out in the Agreement as of the date hereof.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at _____________________________, the _______ day of _____________________, _______.

Name of Optionee (Please type or print)

Signature of Optionee or Authorized Signatory

Name and Office of Authorized Signatory

Address of Optionee

Address of Optionee

Facsimile Number

EXHIBIT C2

ACKNOWLEDGEMENT - PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as "the Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

  to conduct background checks,
  to verify the Personal Information that has been provided about each individual, to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant, to consider the eligibility of the Issuer or Applicant to list on the Exchange, to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, to conduct enforcement proceedings, and
  to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a) to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b) on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.